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                                                                      EXHIBIT 1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement, of The Carbide/Graphite Group, Inc. Savings Investments Plan on Form S-8, of our report dated November 13, 1996 on our audits of the financial statements of The Carbide/Graphite Group, Inc. Savings Investment Plan as of December 31, 1995 and 1994 and for the year ended December 31, 1995, included in this Annual Report on Form 11-K.


Pittsburgh, Pennsylvania                          /s/ COOPERS & LYBRAND L.L.P.
November 25, 1996                                 ----------------------------